CERTIFICATE OF DESIGNATIONS
                         OF SERIES B PREFERRED STOCK OF
                            FORESTINDUSTRY.COM, INC.


         Joe Perraton hereby certifies that:

     1. He is the President and Secretary of forestindustry.com, Inc., a Delaware corporation (the "Corporation").

     2. The number of shares of Preferred Stock authorized by the Corporation's Certificate of Incorporation is Five Million (5,000,000) shares. Seven Hundred Fifty (750) of the preferred shares have been issued and are outstanding.

     3. The Corporation's board of directors (the "Board") wishes to establish a new series of Preferred Stock to be designated "Series B Preferred Stock", and the initial number of shares constituting such series shall be One Thousand Two Hundred (1,200), none of which have been issued or are outstanding.

     4. Pursuant to the authority contained in its Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board has duly adopted the following resolutions:

     WHEREAS, Article IV of the Certificate of Incorporation of the Corporation presently authorizes the issuance of Five Million (5,000,000) shares of Preferred Stock, $0.0001 par value, in one or more series upon terms and conditions that are to be designated by the Board; and

     WHEREAS, the Board wishes to designate One Thousand Two Hundred (1,200) shares of the Corporation's Preferred Stock as "Series B Preferred Stock," and

     WHEREAS, the terms, conditions, voting rights, preferences, limitations and special rights of the Series B Preferred Stock in their entirety are as provided herein.

     NOW, THEREFORE, BE IT RESOLVED, that a series of the class of authorized Preferred Stock of the Corporation hereinafter designated "Series B Preferred Stock" is hereby created (hereinafter referred to as the "Preferred Stock"), and that the designation and amount thereof and the rights, preferences, privileges and restrictions granted to or imposed upon the Series B Preferred Stock or the holders thereof are as follows:

               A. Designation and Amount. The shares of such series shall be designated as the "Series B Preferred Stock" and the number of shares initially constituting such series shall be One Thousand Two Hundred (1,200), par value $.0001.

               B. Dividends. Each holder of a share of the Series B Preferred Stock shall not be entitled to receive any dividends.

               C. Conversion Rights. At the option of the holder and, without the payment of any additional consideration, each share of Series B Preferred Stock shall be convertible as follows:

                    (1) Conversion Rate. From and after the calendar day following the day on which the Corporation receives payment in full for Preferred Stock from and issues Preferred Stock to a particular holder of Preferred Stock (the "Closing Date"), all Preferred Stock held by that holder shall be convertible at the option of the holder into such number of shares of common stock of the Corporation ("Common Stock") as is calculated by the Conversion Rate (as hereinafter defined). The Conversion Rate shall be that number of shares of Common Stock equal to $1,000 divided by seventy per cent (70%) of the average Market Price (as hereinafter defined) of the shares of Common Stock for the five
               (5) trading days immediately prior to the Conversion Date (as hereinafter defined), provided that in no event shall: (i) less than 250 shares of Common Stock be issued upon conversion of each one share of Preferred Stock; and (ii) more than 5,000 shares of Common Stock be issued upon conversion of each one share of Preferred Stock.

                    (2) Market Price.  Market Price for a particular  date shall be the average closing price of the shares of Common Stock on such date, as reported by the National Association of Securities Dealers Automated Quotation System (`NASDAQ"), or the average closing price in the over-the-counter market if other than NASDAQ.

                    (3) No Fractional  Shares.  No  fractional  shares of Common
               Stock shall be issued upon conversion of the Preferred Stock, and in lieu thereof the number of shares of Common Stock to be issued for each share of Preferred Stock converted shall be rounded down to the nearest whole share of Common Stock. Such number of whole shares of Common Stock to be issued upon the conversion of one share of Preferred Stock shall be multiplied by the number of shares of Preferred Stock submitted for conversion pursuant to the Notice of Conversion (defined below) to determine the total number of shares of Common Stock to be issued in connection with any one particular conversion.

                    (4) Method of Conversion. In order to convert Preferred Stock into shares of Common Stock, a holder of Preferred Stock shall:

                         (A)  complete,  execute and deliver to the  Corporation
                    and the Corporation's Transfer Agent, the conversion certificate attached hereto as Exhibit A (the "Notice of Conversion"), and

                         (B)   surrender   the   certificate   or   certificates
                    representing   the  Preferred  Stock  being  converted  (the
                    "Converted Certificate") to the Transfer Agent.

               Subject to paragraph C(7) hereof, the Notice of Conversion shall be effective and in full force and effect for a particular date if delivered to the Corporation and the Transfer Agent on that particular date prior to 5:00 pm, pacific time, by facsimile transmission or otherwise, provided that particular date is a business day, and provided that the original Notice of Conversion and the Converted Certificate are delivered to and received by the Transfer Agent within three (3) business days thereafter and that particular date shall be referred to herein as the "Conversion Date." The person or persons entitled to receive the shares of Common Stock to be issued upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Date. If the original Notice of Conversion and the Converted Certificate are not delivered to and received by the Transfer Agent within three (3) business days following the Conversion Date, the Notice of Conversion shall become null and void as if it were never given and the Corporation shall, within two (2) business days thereafter, instruct the Transfer Agent to return to the holder by overnight courier any Converted Certificate that may have been submitted in connection with any such conversion. In the event that any Converted Certificate submitted represents a number of shares of Preferred Stock that is greater than the number of such shares that is being converted pursuant to the Notice of Conversion delivered in connection therewith, the Transfer Agent shall deliver a certificate representing the remaining number of shares of Preferred Stock not converted.

               (5) Absolute Obligation to issue Common Stock. Upon receipt of a Notice of Conversion, the Corporation shall absolutely and unconditionally be obligated to cause a certificate or certificates representing the number of shares of Common Stock to which a converting holder of Preferred Stock shall be entitled as provided herein, which shares shall constitute fully paid and non-assessable shares of Common Stock and shall be issued to, delivered by overnight courier to, and received by such holder by the sixth (6th) business day following the Conversion Date. Such delivery shall be made at such address as such holder may designate therefor in its Notice of Conversion or in its written instructions submitted together therewith.

               (6) Minimum Conversion. No less than 10 shares of Preferred Stock may be converted at any one time by a particular holder, unless the holder then holds less than 10 shares and converts all such shares held by it at that time.

               (7) Deemed Conversion. Notwithstanding any other provision herein, and provided that a registration statement in respect of the Common Stock to be issued upon the conversion of the Preferred Stock has been filed with and declared effective (the "Effective Date") by the U.S. Securities and Exchange Commission on or before the Effective Date, all of the Preferred Stock outstanding on the Effective Date shall be deemed to convert into shares of Common Stock as is calculated by the Conversion Rate as defined in paragraph C(1) above, provided that, in the event that this paragraph would result in a particular holder of Preferred Stock holding, together with the shares of Common Stock then held by that holder, more than 9.9% of the Corporation's then issued and outstanding Common Stock, the conversion deemed hereby shall be postponed until such time as the particular holder holds such number of shares of Common Stock that, together with the shares of Common Stock then held by that holder, would constitute less than 9.9% of the Corporation's then issued and outstanding Common Stock. The responsibility for notifying the Corporation of the application of this qualification shall be upon the particular holder.

Adjustments to Conversion Rate

               (8) Reclassification, Exchange, Dividend and Substitution. If the Common Stock to be issued on conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, reverse stock split or forward stock split or stock dividend or otherwise (other than a subdivision or combination of shares provided for above), the holders of the Preferred Stock shall, upon its conversion be entitled to receive, in lieu of the Common Stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Preferred Stock immediately before that change.

               (9) Reorganizations,  Mergers,  Consolidations or Sale of Assets.
          If at any time there shall be a capital reorganization of the Corporation's common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section C) or merger of the Corporation into another corporation, or the sale of the Corporation's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the holders of the Preferred Stock receive the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, to which holders of the Common Stock deliverable upon conversion of the Preferred Stock would have been entitled on such capital reorganization, merger or sale if the Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this paragraph (including adjustment of the Conversion Rate then in effect and the number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

               (10) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section C and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

               (11) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any shares of Preferred Stock pursuant to paragraphs C(8) or (9) hereof, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock effected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Conversion Rate at the time in effect; and
          (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

               (12) Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock the number of its shares of Common Stock as shall from time to time be sufficient to effect any conversion of any or all outstanding shares of the Series B Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          D. Voting Rights. Except as otherwise expressly provided by law or this Certificate of Determination, the holders of the Series B Preferred Stock shall have no voting rights.

          E. Liquidation Preferences. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of Preferred Stock shall be entitled to receive an amount equal to $1,000.00 per share. After the full preferential liquidation amount has been paid to, or determined and set apart for the Preferred Stock and all other series of preferred stock hereafter authorized and issued, if any, the remaining assets of the Corporation available for distribution to shareholders shall be distributed ratably to the holders of the Common Stock. In the event the assets of the Corporation available for distribution to its shareholders are insufficient to pay the full preferential liquidation amount per share required to be paid to the holders of Corporation's Preferred Stock, the entire amount of assets of the Corporation available for distribution to shareholders shall be paid up to their respective full liquidation amounts first to the holders of the Series A Preferred Stock, then to the holders of the Series B Preferred Stock, then to any other series of preferred stock hereafter authorized and issued, all of which amounts shall be distributed ratably among holders of each such series of preferred stock, and the Common Stock shall receive nothing. A reorganization or any other consolidation or merger of the Corporation with or into any other corporation, or any other sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section E, and the Preferred Stock shall be entitled only to: (i) the rights provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction; (ii) the rights contained in the Delaware General Business Corporation Law; and (iii) the rights contained in other Sections hereof.

          F. Notices

               (1) In the event of the establishment by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) calendar days prior to the date specified therein a notice specifying the date on which any such record is to be taken for the purpose of such distribution and the amount and character of such distribution.

               (2) Any notices required by the provisions hereof to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid and return receipt requested, and addressed to each holder of record at its address appearing on the books of the Corporation or to such other address of such holder or its representative may direct.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Series B Preferred Stock to be duly executed by its President and Chief Executive Officer and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 1st day of August, 2000.


                                                      FORESTINDUSTRY.COM, INC.



                                                  /s/ JOE PERRATON
                                                      --------------------------
                                                      Joe Perraton, CEO and
                                                      President


ATTEST:



By:  /s/ JOE PERRATON
         --------------------------
         Joe Perraton, Secretary

                                    EXHIBIT A

                             CONVERSION CERTIFICATE
                            FORESTINDUSTRY.COM, INC.
                      Series B Convertible Preferred Stock


The undersigned holder (the "Holder") is surrendering to forestindustry.com, Inc., a Delaware corporation (the "Corporation"), one or more certificates representing shares of Series B Preferred Stock of the Corporation (the "Preferred Stock") in connection with the conversion of all or a portion of the Preferred Stock into shares of Common Stock, $0.0001 par value per share, of the Corporation (the "Common Stock") as set forth below.

1. The Holder understands that the Preferred Stock was issued by the Corporation pursuant to the exemption for registration under the United States Securities Act of 1933, as amended (the "Securities Act"), provided by a private placement exemption in compliance with SEC policy pronouncements.

2. The Holder represents and warrants that all offers and sales of the Common Stock issued to the Holder upon such conversion of the Preferred Stock shall be made (a) pursuant to an effective registration statement under the Securities Act (in which case the Holder represents that a prospectus has been delivered), (b) in compliance with Rule 144, or (c) pursuant to some other exemption from registration.

         Number of Shares of Preferred Stock Being Converted:

         Applicable Conversion Rate:

         OR

         Applicable Alternative Conversion Rate:

         Number of Shares of Common Stock to be Issued:

         Conversion Date:

         Delivery instructions for certificates of Common Stock and for new certificates representing any remaining shares of Preferred Stock:

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                                                  -------------------------
                                                  Name of Holder - Printed

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                                                  Signature of Holder